SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 18, 2005

                        MCKENZIE BAY INTERNATIONAL, LTD.
                          (EXACT NAME OF REGISTRANT AS
                           SPECIFIED IN ITS CHARTER)

                      DELAWARE                               000-49690
   (STATE OR OTHER JURISDICTION OF INCORPORATION)    (COMMISSION FILE NUMBER)

                                   51-0386871
                                 (IRS EMPLOYER
                              IDENTIFICATION NO.)

                                 975 SPAULDING
                                ADA, MICHIGAN
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                     49301
                                  (ZIP CODE)
                         REGISTRANT'S TELEPHONE NUMBER,
                      INCLUDING AREA CODE:  (616) 940-3800

===============================================================================
Item 8.01   Other Events.

McKenzie Bay International, Ltd. (the "Company") issued a press release, dated January 18, 2005 entitled-"Wind Energy CompanyEngages Nine New Sales Agents; Elects New Officers in Subsidiary Companies ".

The press release is in its entirety below:

      Wind Energy Company Engages Nine New Sales Agents
      Elects New Officers in Subsidiary Companies


      BRIGHTON, MI, Jan. 18 /PRNewswire-FirstCall/ - McKenzie Bay International Ltd. (OTCBB:MKBY - News) wholly owned subsidiary WindStor Power Co. has signed commission Sales Agent agreements with nine additional companies, eight in the USA and one in Australia, to introduce WindStor(SM) to their customers. WindStor Power Co. now has a total of eighteen Sales Agents serving clients across the USA, Canada, and Australia. A complete list of Sales Agents can be found on McKenzie Bay's website - www.mckenziebay.com. The nine additional Sales Agents are:

        - Acela Energy Group Inc - Richard Costello PhD, Norwood, Massachusetts, Ph - 781-255-0316, Email -
	    Richard.costello@acelaenergy.com, Website - www.acelaenergy.com

        - Alternative Energy Systems - Jill & Robert Boender, Stamford, Connecticut, Ph - 203-316-9219, Email - jill.boender@snet.net or Robert.boender@snet.net, Website - www.lightingthefuture.com

	- Energy Enhancement Pty Ltd - Colin Andrews, Sydney, Australia, Ph - 011-61-438-155571, Email - info@energyenhancement.com, Website - www.energyenhancement.com

        - GPE Technologies - Dr. Julian Stargate, Albuquerque, New Mexico, Ph 505-304-1819, Email - julian@gpe-technologies.com, Website - www.gpe- technologies.com

        - Island Wind - Mike Mercurio, North Beach Haven, New Jersey, Ph - 609-492-0557, Email - islandwind@aol.com

        - Mystic River Partners - Yuki Yamamoto, Medford, Massachusetts, Ph - 781-391-8166, Email - yuki.yamamoto@att.net

        - Naimo Sales, Inc - Douglas Naimo, Hillsboro, Oregon, Ph - 503-720-3699, Email - dougnaimo@att.net

        - Quixotic Systems, Inc - Richard Klein, New York, New York, Ph - 212-367-9161, Email - Richard@quixotic-systems.com, Website - www.quixotic-systems.com

         - Sawcorp Inc - Alec Wynne, Highlands Ranch, Colorado, Ph - 303-332-4952, Email - awynne@ice-energy.com


      McKenzie Bay's Board of Directors has elected new Officers in two of its 100% owned subsidiary Companies. Effective immediately, Michel Garon is President of Lac Dore Mining and Jonathan Hintz is Vice-President Operations of WindStor Power Co. Previously, Mr. Garon held the position of Lac Dore General Manager and Mr. Hintz was Senior Project Manager for WIndStor Power Co.

      WindStor(SM), when installed at the customer's facility (either rooftop or ground mounted adjacent to the facility), will be an onsite wind energy generation, storage and distribution system that provides renewable "green energy" using WindStor(SM) vertical axis wind turbines by DERMOND, Inc. and batteries - each controlled by a proprietary WindStor(SM) system integration device capable of automatically selecting and distributing the least-expensive power available at a given time. WindStor Power Co intends to own and operate WindStor(SM) installations and sell electricity directly to the customer.

      WindStor Power Co. intends to begin to contract manufacture and install WindStor(SM) after successfully completing an ongoing beta-test of a vertical axis wind turbine by DERMOND Inc. and obtaining a Power Purchase Agreement from a customer with defined pricing terms subject to: adequate wind power exists at the respective site to provide sufficient electricity production to create an economically feasible facility; satisfying all regulatory issues such as zoning, permitting and obtaining approvals for site plan issues; and, McKenzie Bay securing financing to fund the installation and WindStor(SM) development. Currently, WindStor Power has received requests from potential customers to evaluate more than 200 possible installation sites.

      This information statement contains statements that are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as 'estimates,' 'anticipates,' 'plans,' 'believes,' 'projects,' 'expects,' 'intends,' 'predicts,' 'future,' 'may,' 'potential,' 'contemplates,' 'will,' 'should,' 'could,' 'would' or the negative of such terms or other comparable terminology. These statements relate to the Company's future operations and financial performance or other future events. These statements are only predictions and not guarantees of future success. Many of the forward-looking statements are based on assumptions about future events that may prove inaccurate. Actual events, results, performance or achievements may differ materially from the events, results, performance or achievements discussed in the forward-looking statements. These differences may result from a variety of factors, including the following: lack of operating history; unavailability of future equity infusions and other financing alternatives; failure or delays in further developing proprietary processes or effectively commercializing such processes; dependence on the success of entering the energy production market; and concentration of ownership of the Company's common stock by directors and officers. These and other factors that may emerge could cause decisions to differ materially from current expectations. McKenzie Bay undertakes no obligation to revise, update or clarify forward-looking statements to reflect events or conditions after the date of this information statement
      -----------
      Source: McKenzie Bay International Ltd


McKenzie Bay has received a letter from a regulatory agency of the state of Michigan requesting certain information concerning the offer and cash sale of its shares and promissory notes, and intends to provide the requested information to the agency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MCKENZIE BAY INTERNATIONAL, LTD.


Date:January 18, 2005

By: /s/ Gregory N. Bakeman
---------------------------
      Gregory N. Bakeman
      Chief Financial Officer,
      Treasurer and Director